UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 16, 2020
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NETFLIX, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Winchester Circle, Los Gatos, California		95032
(Address of principal executive offices)		(Zip Code)

(408) 540-3700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NFLX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 16, 2020, Mr. Strive Masiyiwa was appointed to the Board of Directors (the “Board”) of Netflix, Inc. (the “Company”). His appointment is effective immediately and he will hold office as a Class II director with a term expiring at the Company's annual meeting of stockholders in 2022. He has not yet been appointed to serve as a member of any Board committees.
Mr. Masiyiwa, like the Company’s other non-employee directors, will receive stock options pursuant to the Director Equity Compensation Plan. The Director Equity Compensation Plan provides for a monthly grant of stock options to each non-employee director of the Company in consideration for services provided to the Company and subject to the terms and conditions of the Company’s 2020 Stock Plan. The actual number of options to be granted will be determined by the following formula: $25,000 / ([fair market value on the date of grant] x 0.40). Each monthly grant is made on the first trading day of the month, is fully vested upon grant and is exercisable at a strike price equal to the fair market value as reflected by the closing price on the date of the option grant.
As it does with all directors and executive officers, the Company will enter into an indemnification agreement with Mr. Masiyiwa. The indemnification agreement will require the Company to indemnify Mr. Masiyiwa, to the fullest extent permitted by Delaware law, for certain liabilities to which he may become subject as a result of his affiliation with the Company. See the Company’s Form of Indemnification Agreement filed with the Securities and Exchange Commission on March 20, 2002 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A.
There are no related party transactions between the Company and Mr. Masiyiwa that are subject to disclosure under Item 404(a) of Regulation S-K.
A copy of the press release issued on December 16, 2020, regarding Mr. Masiyiwa’s appointment to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective as of December 16, 2020, the Board amended and restated the Company’s Bylaws (the “Amended Bylaws”) to amend Sections 3.3 and 3.4 of the Amended Bylaws to clarify that the terms of newly appointed directors are coterminous with the election of the class for which such directors shall have been chosen and that elected directors will hold office until the term of the class to which they have been elected has expired.
The foregoing summary of the Amended Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended Bylaws, which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statement and Exhibits.
(d)   Exhibits

3.1	Amended and Restated Bylaws
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
99.1	Press Release Issued by Netflix, Inc. on December 16, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.
Date:	December 18, 2020
/s/ David Hyman
David Hyman
Chief Legal Officer